Exhibit 23.2

NETHERLAND, SEWELL & ASSOCIATES, INC.

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm, in the context in which they appear, and to the information regarding our reserves estimates of Kodiak Oil & Gas Corp. (the “Company”), including the properties acquired from BTA Oil Producers, LLC, as of October 31, 2011, included in the Company’s Current Report on Form 8-K dated November 14, 2011 (the “8-K”).

We also hereby consent to the incorporation by reference in the Registration Statements (Nos. 333-173520, 333-169517, 333-168644 and 333-152311) on Form S-3, and Registration Statements (Nos. 333-168039, 333-144878 and 333-138704) on Form S-8, of the references to our firm, in the context in which they appear, and to the information regarding our reserves estimates of the Company, including the properties acquired from BTA Oil Producers, LLC, as of October 31, 2011, included in the 8-K.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus and Prospectus Supplements, if any, which are incorporated by reference into Registration Statements identified above.

NETHERLAND SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. (Scott) Rees III, P.E.
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

Dallas, Texas

November 14, 2011